Exhibit 4.2

Deloitte LLP 700, 850 2 Street SW Calgary, AB T2P 0R8 Canada Tel: 403-267-1700 Fax: 587-774-5379 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-80 of our report dated March 8, 2017 relating to the consolidated financial statements of Savanna Energy Services Corp. as at and for the years ended December 31, 2016 and 2015, appearing in the information circular and proxy statement, which is part of this Registration Statement.

/s/ “Deloitte LLP”

Chartered Professional Accountants

Calgary, Canada

May 19, 2017